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                                                                   EXHIBIT 4(iv)

                              RAIT INVESTMENT TRUST

                            CERTIFICATE OF CORRECTION
                            -------------------------

         RAIT Investment Trust, a Maryland real estate investment trust (the "Company"), formerly known as Resource Asset Investment Trust, hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

         FIRST: The title of the document being corrected hereby is the Amended and Restated Declaration of Trust.

         SECOND: The sole party to the Amended and Restated Declaration of Trust being corrected hereby is the Company.

         THIRD: The Amended and Restated Declaration of Trust to be corrected hereby was filed with the Department on November 19, 1997.

         FOURTH: The Amended and Restated Declaration of Trust, as filed on November 19, 1997, erroneously omitted sub-section (K) to Article VII, Section 1.

         FIFTH: As corrected, the Amended and Restated Declaration of Trust now includes sub-section (K) to Article VII, Section 1, which reads as follows:

                  "(K) Stock Exchange Transactions. Notwithstanding any provision contained herein to the contrary, nothing in this Declaration of Trust shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, the American Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system. In no event shall the existence or application of the preceding sentence have the effect of deterring or preventing the conversion of Equity Shares into Shares-in-Trust as contemplated herein."

         SIXTH: The undersigned Chairman of the Board, Chief Executive Officer and Trustee of the Company acknowledges this Certificate of Correction to be the real estate investment trust act of the Company and, as to all other matters or facts required to be verified under oath, that, to the best of the knowledge, information, and belief of the undersigned Chairman of the Board, Chief Executive Officer and Trustee of the Company, these matters and facts are true in all material respects, and that the statement is made under the penalties for perjury.







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IN WITNESS WHEREOF, RAIT Investment Trust has caused this Certificate of
Correction to be signed by Betsy Z. Cohen, an authorized officer, this 10th day of May, 2002.

                                               RAIT INVESTMENT TRUST

Attest:
   /s/ Milly Perez                             By:   /s/ Betsy Z. Cohen
----------------------------                       -----------------------------
Milly Perez                                        Betsy Z. Cohen
Assistant Secretary                                Chairman of the Board, Chief
                                                   Executive Officer and Trustee

SEAL